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                                                                   Exhibit 4.11b


         THIS PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR ANY SUCCESSOR DEPOSITARY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR ANY SUCCESSOR DEPOSITARY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Preferred Securities:  7,950,000

Number:  1

CUSIP No.:  69366F 20 8
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                   Certificate Evidencing Preferred Securities

                                       of

                              PWG Capital Trust II

                        8.08% Preferred Trust Securities
                 (liquidation amount $25 per Preferred Security)

         PWG Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 7,950,000 preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.08% Preferred Trust Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The transfer of Preferred Securities is registrable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for registration of transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of March 14, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of Preferred Securities as set forth in Exhibit B thereto. The Preferred Securities and the Common Securities issued by the Trust pursuant to the Declaration represent undivided beneficial interests in the assets of the Trust, including the Debentures (as defined in the Declaration) issued by Paine Webber Group Inc., a Delaware corporation ("PWG"), to the Trust pursuant to the Indenture referred to in the Declaration. The Holder is entitled to the benefits of the Guarantee Agreement of PWG dated as of March 14, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Declaration, the Guarantee and the Indenture to the Holder without charge, upon written request to the Trust, at its principal place of business or registered office.

         The Holder of this Certificate, by accepting this Certificate, is deemed to have (i) agreed to the terms of the Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) as and
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to the extent provided in the Indenture and (ii) agreed to the terms of the
Guarantee, including that the Guarantee is subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of PWG, including the Debentures, except those made pari passu or subordinate by their terms, and senior to all capital stock now or hereafter issued by PWG and to any guarantee now or hereafter entered into by PWG in respect of any of its capital stock.
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         Upon receipt of this certificate, the Holder is bound by the
Declaration and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, the Trustees of the Trust have executed this certificate this 14th day of March 1997.

                                       PWG Capital Trust II,

                                            by
                                               --------------------------------
                                                Name:
                                                Title:  Regular Trustee

                                            by
                                               --------------------------------
                                                Name:
                                                Title:  Regular Trustee

Dated:  March 14, 1997

Countersigned and Registered:

The Chase Manhattan Bank, as
Transfer Agent and Registrar

by
   --------------------------
      Authorized Officer
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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

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(Insert assignee's social security or tax identification number)


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(Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this Preferred Security Certificate on the books of the Trust.
The agent may substitute another to act for him or her.


Date:
       ------------------------

Signature:
            -------------------

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.